UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2023

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1     Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement
The information contained in Item 3.02 of this report regarding the Subscription Agreement is incorporated by reference into this Item 1.01.
Section 3    Securities and Trading Markets
Item 3.02    Unregistered Sale of Equity Securities
On December 15, 2023, Compass Group Diversified Holdings LLC (the “Company”) completed the sale of 3,550,000 common shares, no par value (the “Shares”), of Compass Diversified Holdings (“Holdings” and together with the Company, collectively, “CODI,” “us” or “we”) to Allspring Special Small Cap Value Fund (“Allspring”), for consideration per share equal to $21.18 per share, or an aggregate sale price of approximately $75.2 million. In connection with the issuance of the Shares, CODI paid a commission equal to 1% of the aggregate sales price, or approximately $752,000.
The issuance of the Shares is private placement to an accredited investor and is exempt from registration under the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.
The sale of Shares was made pursuant to a Subscription Agreement (the “Subscription Agreement”), dated as of December 15, 2023, by and among the Company, Holdings and Allspring. Pursuant to the Subscription Agreement, Allspring has agreed not to dispose of Shares, whether currently held by Allspring or later acquired, for a period of six months following the date of the Subscription Agreement.
The proceeds received by CODI in connection with the issuance of the Shares will be used for general corporate purposes.
The foregoing brief description is not meant to be exhaustive and is qualified in its entirety by the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1.
Section 8     Other Events
Item 8.01    Other Events
On December 21, 2023, CODI issued a Press Release announcing the private placement to Allspring. The foregoing description of the Press Release is qualified in its entirety by reference to the complete text of the Press Release furnished as Exhibit 99.1 hereto, which is hereby incorporated by reference herein.
Forward Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the use of proceeds received in connection with the sale of Shares to Allspring. Words such as “believes”, “expects”, “anticipates”, “intends”, “projects”, “assuming”, and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2022 and other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

10.1	Subscription Agreement, dated December 15, 2023, by and among Compass Group Diversified Holdings LLC, Compass Diversified Holdings and Allspring Special Small Cap Value Fund.

99.1	Press Release dated December 21, 2023 announcing the closing of the private placement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer